UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On April 10, 2024, Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), entered into a Transfer Agreement with its subsidiary, Natural Habitat, Inc. (“Natural Habitat”), and Ben Bressler, founder of Natural Habitat, pursuant to which the Company purchased 194 shares of Natural Habitat (the “Shares”) from Mr. Bressler for $15,171,664 (the “Transfer Agreement”).

As previously disclosed, prior to the entry into the Transfer Agreement, Mr. Bressler held a 19.9% noncontrolling interest in Natural Habitat, which was subject to a put/call arrangement set forth in a Stockholders Agreement, dated as of May 6, 2016, as amended on May 1, 2020 and December 1, 2022, by and among the Company, Natural Habitat and the other stockholders party thereto (the “Stockholders Agreement”). The Transfer Agreement was entered into after Mr. Bressler exercised the First Put Right pursuant to Section 6(b) of the Stockholders Agreement, obligating the Company to purchase the Shares from Mr. Bressler at the price noted above. After the sale of the Shares pursuant to the Transfer Agreement has been completed, Mr. Bressler will hold a 9.9% noncontrolling interest in Natural Habitat, which will remain subject to a put/call arrangement set forth in the Stockholders Agreement.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 10.1	Transfer Agreement, dated April 10, 2024, by and among Lindblad Expeditions Holdings, Inc., Natural Habitat, Inc. and Ben Bressler
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

April 11, 2024	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer